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                                                               Exhibit 99(h)(iv)

                               SERVICES AGREEMENT



THIS AGREEMENT, dated as of this ____ day of _________________, 199_ (the "Effective Date") between Fairport Funds (the "Fund"), a Massachusetts Business Trust having its principal place of business at 4000 Chester Ave, Cleveland, OH, 44103 and FIRST DATA INVESTOR SERVICES GROUP, INC. ("Investor Services Group"), a Massachusetts corporation with principal offices at 4400 Computer Drive, Westboro, Massachusetts 01581.


                                   WITNESSETH

         WHEREAS, the Fund is authorized to issue Shares in separate series, with each such series representing interests in a separate portfolio of securities or other assets.

         WHEREAS, the Fund initially intends to offer Shares in those Portfolios identified in the attached Schedule A, each such Portfolio, together with all other Portfolios subsequently established by the Fund shall be subject to this Agreement in accordance with Article 14;

         WHEREAS, the Fund on behalf of the Portfolios, desires to appoint Investor Services Group as its administrator, fund accounting agent, transfer agent, dividend disbursing agent and agent in connection with certain other activities and Investor Services Group desires to accept such appointment;

         NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth, the Fund and Investor Services Group agree as follows:

Article  1        DEFINITIONS.

         1.1 Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

                  (a) "Articles of Incorporation" shall mean the Articles of Incorporation, Declaration of Trust, or other similar organizational document as the case may be, of the Fund as the same may be amended from time to time.

                  (b) "Authorized Person" shall be deemed to include (i) any authorized officer of the Fund; or (ii) any person, whether or not such person is an officer or employee of the Fund, duly authorized to give Oral Instructions or Written Instructions on behalf of the Fund as indicated in writing to Investor Services Group from time to time.

                  (c) "Board Members" shall mean the Directors or Trustees of the governing body of the Fund, as the case may be.

                  (d) "Board of Directors" shall mean the Board of Directors or Board of Trustees of the Fund, as the case may be.

                  (e) "Commencement Date" shall mean the date on which Investor Services Group commences providing services to the Fund pursuant to this Agreement.


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                  (f) "Commission" shall mean the Securities and Exchange
         Commission.

                  (g) "Custodian" refers to any custodian or subcustodian of securities and other property which the Fund may from time to time deposit, or cause to be deposited or held under the name or account of such a custodian pursuant to a Custodian Agreement.

                  (h) "1934 Act" shall mean the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, all as amended from time to time.

                  (i) "1940 Act" shall mean the Investment Company Act of 1940 and the rules and regulations promulgated thereunder, all as amended from time to time.

                  (j) "Oral Instructions" shall mean instructions, other than Written Instructions, actually received by Investor Services Group from a person reasonably believed by Investor Services Group to be an Authorized Person;

                  (k) "Portfolio" shall mean each separate series of shares offered by the Fund representing interests in a separate portfolio of securities and other assets;

                  (l) "Prospectus" shall mean the most recently dated Fund Prospectus and Statement of Additional Information, including any supplements thereto if any, which has become effective under the Securities Act of 1933 and the 1940 Act.

                  (m) "Shares" refers collectively to such shares of capital stock or beneficial interest, as the case may be, or class thereof, of each respective Portfolio of the Fund as may be issued from time to time.

                  (n) "Shareholder" shall mean a record owner of Shares of each respective Portfolio of the Fund.

                  (o) "Written Instructions" shall mean a written communication signed by a person reasonably believed by Investor Services Group to be an Authorized Person and actually received by Investor Services Group. Written Instructions shall include manually executed originals and authorized electronic transmissions, including telefacsimile of a manually executed original or other process.

Article  2        APPOINTMENT OF INVESTOR SERVICES GROUP.

         The Fund, on behalf of the Portfolios, hereby appoints and constitutes Investor Services Group as its sole and exclusive transfer agent and dividend disbursing agent for Shares of each respective Portfolio of the Fund and as administrator, fund accounting agent, shareholder servicing agent for the Fund and Investor Services Group hereby accepts such appointments and agrees to perform the duties hereinafter set forth. This Agreement shall be effective as of the Effective Date.

Article  3        DUTIES OF INVESTOR SERVICES GROUP.

         3.1      Investor Services Group shall be responsible for:


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                  (a) Administering and/or performing the customary services of a transfer agent; acting as service agent in connection with dividend and distribution functions; and for performing shareholder account and administrative agent functions in connection with the issuance, transfer and redemption or repurchase (including coordination with the Custodian) of Shares of each Portfolio, as more fully described in the written schedule of Duties of Investor Services Group annexed hereto as Schedule B and incorporated herein, and in accordance with the terms of the Prospectus of the Fund on behalf of the applicable Portfolio, applicable law and the procedures established from time to time between Investor Services Group and the Fund.

                  (b) Recording the issuance of Shares and maintaining pursuant to Rule 17Ad-10(e) of the 1934 Act a record of the total number of Shares of each Portfolio which are authorized, based upon data provided to it by the Fund, and issued and outstanding. Investor Services Group shall provide the Fund on a regular basis with the total number of Shares of each Portfolio which are authorized and issued and outstanding and shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Fund.

                  (c) Investor Services Group shall be responsible for the following: performing the customary services of an administrator, including corporate secretarial, treasury and blue sky services, and fund accounting agent for the Fund, as more fully described in the written schedule of Duties of Investor Services Group annexed hereto as Schedule B and incorporated herein, and subject to the supervision and direction of the Board of Directors of the Fund.

                  (d) In addition to providing the foregoing services, the Fund hereby engages Investor Services Group as its exclusive service provider with respect to the Print/Mail Services as set forth in Schedule C for the fees also identified in Schedule C. Investor Services Group agrees to perform the services and its obligations subject to the terms and conditions of this Agreement.

                  (e) Notwithstanding any of the foregoing provisions of this Agreement, Investor Services Group shall be under no duty or obligation to inquire into, and shall not be liable for: (i) the legality of the issuance or sale of any Shares or the sufficiency of the amount to be received therefor; (ii) the legality of the redemption of any Shares, or the propriety of the amount to be paid therefor; (iii) the legality of the declaration of any dividend by the Board of Directors, or the legality of the issuance of any Shares in payment of any dividend; or
         (iv) the legality of any recapitalization or readjustment of the Shares.

         3.2 In addition, the Fund shall (i) identify to Investor Services Group in writing those transactions and assets to be treated as exempt from blue sky reporting for each State and (ii) verify the establishment of transactions for each State on the system prior to activation and thereafter monitor the daily activity for each State. The responsibility of Investor Services Group for the Fund's blue sky State registration status is solely limited to the initial establishment of transactions subject to blue sky compliance by the Fund and the reporting of such transactions to the Fund as provided above.


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         3.3 In performing its duties under this Agreement, Investor Services
Group: (a) will act in accordance with the Articles of Incorporation, By-Laws, Prospectuses and with the Oral Instructions and Written Instructions of the Fund and will conform to and comply with the requirements of the 1940 Act and all other applicable federal or state laws and regulations; and (b) will consult with legal counsel to the Fund, as necessary and appropriate. Furthermore, Investor Services Group shall not have or be required to have any authority to supervise the investment or reinvestment of the securities or other properties which comprise the assets of the Fund or any of its Portfolios and shall not provide any investment advisory services to the Fund or any of its Portfolios.

         3.4 In addition to the duties set forth herein, Investor Services Group shall perform such other duties and functions, and shall be paid such amounts therefor, as may from time to time be agreed upon in writing between the Fund and Investor Services Group.

Article  4        RECORDKEEPING AND OTHER INFORMATION.

         4.1 Investor Services Group shall create and maintain all records required of it pursuant to its duties hereunder and as set forth in Schedule B in accordance with all applicable laws, rules and regulations, including records required by Section 31(a) of the 1940 Act. Where applicable, such records shall be maintained by Investor Services Group for the periods and in the places required by Rule 31a-2 under the 1940 Act.

         4.2 To the extent required by Section 31 of the 1940 Act, Investor Services Group agrees that all such records prepared or maintained by Investor Services Group relating to the services to be performed by Investor Services Group hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with such section, and will be surrendered promptly to the Fund on and in accordance with the Fund's request.

         4.3 In case of any requests or demands for the inspection of Shareholder records of the Fund, Investor Services Group will endeavor to notify the Fund of such request and secure Written Instructions as to the handling of such request. Investor Services Group reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to comply with such request.

Article  5        FUND INSTRUCTIONS.

         5.1 Investor Services Group will have no liability when acting upon Written or Oral Instructions believed to have been executed or orally communicated by an Authorized Person and will not be held to have any notice of any change of authority of any person until receipt of a Written Instruction thereof from the Fund. Investor Services Group will also have no liability when processing Share certificates which it reasonably believes to bear the proper manual or facsimile signatures of the officers of the Fund and the proper countersignature of Investor Services Group.

         5.2 At any time, Investor Services Group may request Written Instructions from the Fund and may seek advice from legal counsel for the Fund, or its own legal counsel, with respect to any matter arising in connection with this Agreement, and it shall not be liable for any action taken or not taken or suffered by it in good faith in accordance with such Written Instructions or in accordance with the opinion of counsel for the Fund or for Investor Services Group. Written Instructions requested by Investor Services Group will be provided by the Fund within a reasonable period of time.

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         5.3 Investor Services Group, its officers, agents or employees, shall accept Oral Instructions or Written Instructions given to them by any person representing or acting on behalf of the Fund only if said representative is an Authorized Person. The Fund agrees that all Oral Instructions shall be followed within one business day by confirming Written Instructions, and that the Fund's failure to so confirm shall not impair in any respect Investor Services Group's right to rely on Oral Instructions.

Article  6        COMPENSATION.

         6.1 The Fund on behalf of each of the Portfolios will compensate Investor Services Group for the performance of its obligations hereunder in accordance with the fees and other charges set forth in the written Fee Schedule annexed hereto as Schedule C and incorporated herein.

         6.2 In addition to those fees set forth in Section 6.1 above, the Fund on behalf of each of the Portfolios agrees to pay, and will be billed separately for, out-of-pocket expenses incurred by Investor Services Group in the performance of its duties hereunder. Out-of-pocket expenses shall include, but shall not be limited to, the items specified in the written schedule of out-of-pocket charges annexed hereto as Schedule D and incorporated herein. Schedule D may be modified by written agreement between the parties. Unspecified out-of-pocket expenses shall be limited to those out-of-pocket expenses reasonably incurred by Investor Services Group in the performance of its obligations hereunder.


         6.3 The Fund on behalf of each of the Portfolios hereby authorizes Investor Services Group to collect its fees, other charges and related out-of-pocket expenses by debiting the Fund's or Portfolio's custody account for invoices which are rendered for the services performed for the applicable function. Invoices for the services performed will be sent to the Fund after such debiting with an indication that payment has been made.


         6.4 Any compensation agreed to hereunder may be adjusted from time to time by attaching to Schedule C, a revised Fee Schedule executed and dated by the parties hereto.

         6.5 The Fund acknowledges that the fees and charges that Investor Services Group charges the Fund under this Agreement reflect the allocation of risk between the parties, including the disclaimer of warranties in Section 9.3 and the limitations on liability and exclusion of remedies in Section 11.2 and
Article 12. Modifying the allocation of risk from what is stated here would affect the fees that Investor Services Group charges, and in consideration of those fees, the Fund agrees to the stated allocation of risk.

         6.6 Investor Services Group will from time to time employ or associate with itself such person or persons as Investor Services Group may believe to be particularly suited to assist it in performing services under this Agreement. Such person or persons may be officers and employees who are employed by both Investor Services Group and the Fund. The compensation of such person or persons shall be paid by Investor Services Group and no obligation shall be incurred on behalf of the Fund in such respect.

         6.7 Investor Services Group shall not be required to pay any of the following expenses incurred by the Fund: membership dues in the Investment Company Institute or any similar

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organization; investment advisory expenses; costs of printing and mailing stock certificates, prospectuses, reports and notices; interest on borrowed money; brokerage commissions; stock exchange listing fees; taxes and fees payable to Federal, state and other governmental agencies; fees of Board Members of the Fund who are not affiliated with Investor Services Group; outside auditing expenses; outside legal expenses; Blue Sky registration or filing fees; or other expenses not specified in this Section 6.7 which may be properly payable by the Fund. Investor Services Group shall not be required to pay any Blue Sky registration or filing fees unless and until it has received the amount of such fees from the Fund.

Article 7    DOCUMENTS.

         In connection with the appointment of Investor Services Group, the Fund shall, on or before the date this Agreement goes into effect, but in any case within a reasonable period of time for Investor Services Group to prepare to perform its duties hereunder, deliver or caused to be delivered to Investor Services Group the documents set forth in the written schedule of Fund Documents annexed hereto as Schedule E.

Article 8    INVESTOR SERVICES GROUP SYSTEM.

         8.1 Investor Services Group shall retain title to and ownership of any and all data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights utilized by Investor Services Group in connection with the services provided by Investor Services Group to the Fund herein (the "Investor Services Group System").

         8.2 Investor Services Group hereby grants to the Fund a limited license to the Investor Services Group System for the sole and limited purpose of having Investor Services Group provide the services contemplated hereunder and nothing contained in this Agreement shall be construed or interpreted otherwise and such license shall immediately terminate with the termination of this Agreement.

         8.3 In the event that the Fund, including any affiliate or agent of the Fund or any third party acting on behalf of the Fund is provided with direct access to the Investor Services Group System for either account inquiry or to transmit transaction information, including but not limited to maintenance, exchanges, purchases and redemptions, such direct access capability shall be limited to direct entry to the Investor Services Group System by means of on-line mainframe terminal entry or PC emulation of such mainframe terminal entry and any other non-conforming method of transmission of information to the Investor Services Group System is strictly prohibited without the prior written consent of Investor Services Group.

Article 9 REPRESENTATIONS AND WARRANTIES.

         9.1 Investor Services Group represents and warrants to the Fund that:

                  (a) it is a corporation duly organized, existing and in good standing under the laws of the Commonwealth of Massachusetts;

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                  (b) it is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into and perform this Agreement;

                  (c) all requisite corporate proceedings have been taken to authorize it to enter into this Agreement;

                  (d) it is duly registered with its appropriate regulatory agency as a transfer agent and such registration will remain in effect for the duration of this Agreement; and

                  (e) it has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

         9.2 The Fund represents and warrants to Investor Services Group that:

                  (a) it is duly organized, existing and in good standing under the laws of the jurisdiction in which it is organized;

                  (b) it is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into this Agreement;

                  (c) all corporate proceedings required by said Articles of Incorporation, By-Laws and applicable laws have been taken to authorize it to enter into this Agreement;

                  (d) a registration statement under the Securities Act of 1933, as amended, and the 1940 Act on behalf of each of the Portfolios is currently effective and will remain effective, and all appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Fund being offered for sale;

                  (e) all outstanding Shares are validly issued, fully paid and non-assessable and when Shares are hereafter issued in accordance with the terms of the Fund's Articles of Incorporation and its Prospectus with respect to each Portfolio, such Shares shall be validly issued, fully paid and non-assessable; and

                  (f) as of the date hereof, each Portfolio is duly registered and lawfully eligible for sale in each jurisdiction indicated for such Portfolio on the list furnished to Investor Services Group pursuant to
         Article 7 of this Agreement and that it will notify Investor Services Group immediately of any changes to the aforementioned list.

         9.3 THIS IS A SERVICE AGREEMENT. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, INVESTOR SERVICES GROUP DISCLAIMS ALL OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, MADE TO THE FUND OR ANY OTHER PERSON, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES REGARDING QUALITY, SUITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE (IRRESPECTIVE OF ANY COURSE OF DEALING, CUSTOM OR USAGE OF TRADE) OF ANY SERVICES OR ANY GOODS PROVIDED INCIDENTAL TO SERVICES PROVIDED UNDER THIS AGREEMENT. INVESTOR SERVICES GROUP DISCLAIMS ANY WARRANTY OF TITLE OR NON-INFRINGEMENT EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT.

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Article 10 INDEMNIFICATION.

         10.1 Investor Services Group shall not be responsible for and the Fund on behalf of each Portfolio shall indemnify and hold Investor Services Group harmless from and against any and all claims, costs, expenses (including reasonable attorneys' fees), losses, damages, charges, payments and liabilities of any sort or kind which may be asserted against Investor Services Group or for which Investor Services Group may be held to be liable (a "Claim") arising out of or attributable to any of the following:

                  (a) any actions of Investor Services Group required to be taken pursuant to this Agreement unless such Claim resulted from a negligent act or omission to act or bad faith by Investor Services Group in the performance of its duties hereunder;

                  (b) Investor Services Group's reasonable reliance on, or reasonable use of information, data, records and documents (including but not limited to magnetic tapes, computer printouts, hard copies and microfilm copies) received by Investor Services Group from the Fund, or any authorized third party acting on behalf of the Fund, including but not limited to the prior transfer agent for the Fund, in the performance of Investor Services Group's duties and obligations hereunder;

                  (c) the reliance on, or the implementation of, any Written or Oral Instructions or any other instructions or requests of the Fund on behalf of the applicable Portfolio;

                  (d) the offer or sales of shares in violation of any requirement under the securities laws or regulations of any state that such shares be registered in such state or in violation of any stop order or other determination or ruling by any state with respect to the offer or sale of such shares in such state; and

                  (e) the Fund's refusal or failure to comply with the terms of this Agreement, or any Claim which arises out of the Fund's negligence or misconduct or the breach of any representation or warranty of the Fund made herein.

         10.2 The Fund agrees and acknowledges that Investor Services Group has not prior to the date hereof assumed, and will not assume, any obligations or liabilities arising out of the conduct by the Company prior to the date hereof of those duties which Investor Services Group has agreed to perform pursuant to this Agreement. The Fund further agrees to indemnify Investor Services Group against any losses, claims, damages or liabilities to which Investor Services Group may become subject in connection with the conduct by the Fund or its agent of such duties prior to the date hereof.

         10.3 In any case in which the Fund may be asked to indemnify or hold Investor Services Group harmless, Investor Services Group will notify the Fund promptly after identifying any situation which it believes presents or appears likely to present a claim for indemnification against the Fund although the failure to do so shall not prevent recovery by Investor Services Group and shall keep the Fund advised with respect to all developments concerning such situation. The Fund shall have the option to defend Investor Services Group against any Claim which may be the subject of this indemnification, and, in the event that the Fund so elects, such defense shall be conducted by counsel chosen by the Fund and satisfactory to Investor Services Group, and thereupon the Fund shall take over complete defense of the Claim and Investor Services Group shall sustain no further

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legal or other expenses in respect of such Claim. Investor Services Group will not confess any Claim or make any compromise in any case in which the Fund will be asked to provide indemnification, except with the Fund's prior written consent. The obligations of the parties hereto under this Article 10 shall survive the termination of this Agreement.

         10.4 Any claim for indemnification under this Agreement must be made prior to the earlier of:

                  (a) one year after the Investor Services Group becomes aware of the event for which indemnification is claimed; or

                  (b) one year after the earlier of the termination of this Agreement or the expiration of the term of this Agreement.

         10.5 Except for remedies that cannot be waived as a matter of law (and injunctive or provisional relief), the provisions of this Article 10 shall be Investor Services Group's sole and exclusive remedy for claims or other actions or proceedings to which the Fund's indemnification obligations pursuant to this
Article 10 may apply.

Article 11 STANDARD OF CARE.

         11.1 Investor Services Group shall at all times act in good faith and agrees to use its best efforts within commercially reasonable limits to ensure the accuracy of all services performed under this Agreement, but assumes no responsibility for loss or damage to the Fund unless said errors are caused by Investor Services Group's own negligence, bad faith or willful misconduct or that of its employees.

         11.2 Notwithstanding any provision in this Agreement to the contrary, Investor Services Group's cumulative liability (to the Fund) for all losses, claims, suits, controversies, breaches, or damages for any cause whatsoever (including but not limited to those arising out of or related to this Agreement) and regardless of the form of action or legal theory shall not exceed the lesser of (i) $500,000 or (ii) the fees received by Investor Services Group for services provided under this Agreement during the twelve months immediately prior to the date of such loss or damage. Fund understands the limitation on Investor Services Group's damages to be a reasonable allocation of risk and Fund expressly consents with respect to such allocation of risk. In allocating risk under the Agreement, the parties agree that the damage limitation set forth above shall apply to any alternative remedy ordered by a court in the event such court determines that sole and exclusive remedy provided for in the Agreement fails of its essential purpose.

         11.3 Neither party may assert any cause of action against the other party under this Agreement that accrued more than two (2) years prior to the filing of the suit (or commencement of arbitration proceedings) alleging such cause of action.

         11.4 Each party shall have the duty to mitigate damages for which the other party may become responsible.

Article 12 CONSEQUENTIAL DAMAGES.

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         NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT
SHALL INVESTOR SERVICES GROUP, ITS AFFILIATES OR ANY OF ITS OR THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR SUBCONTRACTORS BE LIABLE UNDER ANY THEORY OF
TORT, CONTRACT, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR LOST PROFITS, EXEMPLARY, PUNITIVE, SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, EACH OF WHICH IS HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES REGARDLESS OF WHETHER SUCH DAMAGES WERE FORESEEABLE OR WHETHER EITHER PARTY OR ANY ENTITY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

Article 13 TERM AND TERMINATION.


         13.1 This Agreement shall be effective on the date first written above and shall continue for a period of one (1) year (the "Initial Term").

         13.2 Upon the expiration of the Initial Term, this Agreement shall automatically renew for successive terms of one (1) year ("Renewal Terms") each, unless the Fund or Investor Services Group provides written notice to the other of its intent not to renew. Such notice must be received not less than ninety
(90) days and not more than one-hundred eighty (180) days prior to the expiration of the Initial Term or the then current Renewal Term.


         13.3 In the event a termination notice is given by the Fund, all expenses associated with movement of records and materials and conversion thereof to a successor transfer agent will be borne by the Fund.

         13.4 If a party hereto is guilty of a material failure to perform its duties and obligations hereunder (a "Defaulting Party") the other party (the "Non-Defaulting Party") may give written notice thereof to the Defaulting Party, and if such material breach shall not have been remedied within thirty (30) days after such written notice is given, then the Non-Defaulting Party may terminate this Agreement by giving thirty (30) days written notice of such termination to the Defaulting Party. If Investor Services Group is the Non-Defaulting Party, its termination of this Agreement shall not constitute a waiver of any other rights or remedies of Investor Services Group with respect to services performed prior to such termination of rights of Investor Services Group to be reimbursed for out-of-pocket expenses. In all cases, termination by the Non-Defaulting Party shall not constitute a waiver by the Non-Defaulting Party of any other rights it might have under this Agreement or otherwise against the Defaulting Party.

         13.5 Notwithstanding anything contained in this Agreement to the contrary, should the Fund desire to move any of the services provided by Investor Services Group hereunder to a successor service provider prior to the expiration of the then current Initial or Renewal Term, or should the Fund or any of its affiliates take any action which would result in Investor Services Group ceasing to provide transfer agency, administration or fund accounting services to the Fund prior to the expiration of the Initial or any Renewal Term, Investor Services Group shall make a good faith effort to facilitate the conversion on such prior date, however, there can be no guarantee that Investor Services Group will be able to facilitate a conversion of services on such prior date. In connection with the foregoing, should services be converted to a successor service provider or should the Fund or any of its affiliates take any action which would result in Investor Services Group ceasing to provide transfer agency, administration or fund accounting services to the Fund prior to the expiration of the Initial or any Renewal Term, the payment of fees to Investor Services Group as set

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forth herein shall be accelerated to a date prior to the conversion or termination of services and calculated as if the services had remained with Investor Services Group until the expiration of the then current Initial or Renewal Term and calculated at the asset and/or Shareholder account levels, as the case may be, on the date notice of termination was given to Investor Services Group.

Article 14 ADDITIONAL PORTFOLIOS.

         14.1 In the event that the Fund establishes one or more Portfolios in addition to those identified in Schedule A, with respect to which the Fund desires to have Investor Services Group render services as transfer agent under the terms hereof, the Fund shall so notify Investor Services Group in writing, and if Investor Services Group agrees in writing to provide such services,
Exhibit 1 shall be amended to include such additional Portfolios.

Article 15 CONFIDENTIALITY.

         15.1 The parties agree that the Proprietary Information (defined below) and the contents of this Agreement (collectively "Confidential Information") are confidential information of the parties and their respective licensors. The Fund and Investor Services Group shall exercise at least the same degree of care, but not less than reasonable care, to safeguard the confidentiality of the Confidential Information of the other as it would exercise to protect its own confidential information of a similar nature. The Fund and Investor Services Group shall not duplicate, sell or disclose to others the Confidential Information of the other, in whole or in part, without the prior written permission of the other party. The Fund and Investor Services Group may, however, disclose Confidential Information to their respective parent corporation, their respective affiliates, their subsidiaries and affiliated companies and employees, provided that each shall use reasonable efforts to ensure that the Confidential Information is not duplicated or disclosed in breach of this Agreement. The Fund and Investor Services Group may also disclose the Confidential Information to independent contractors, auditors, and professional advisors, provided they first agree in writing to be bound by the confidentiality obligations substantially similar to this Section 15.1. Notwithstanding the previous sentence, in no event shall either the Fund or Investor Services Group disclose the Confidential Information to any competitor of the other without specific, prior written consent.

         15.2     Proprietary Information means:

                  (a) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finance, operations, customer relationships, customer profiles, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Fund or Investor Services Group, their respective subsidiaries and affiliated companies and the customers, clients and suppliers of any of them;

                  (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Fund or Investor Services Group a competitive advantage over its competitors; and

                  (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, show-how and trade secrets, whether or not patentable or copyrightable.

         15.3 Confidential Information includes, without limitation, all documents, inventions, substances, engineering and laboratory notebooks, drawings, diagrams, specifications, bills of material, equipment, prototypes and models, and any other tangible manifestation of the foregoing of either party which now exist or come into the control or possession of the other.

         15.4 The obligations of confidentiality and restriction on use herein shall not apply to any Confidential Information that a party proves:

                  (a) Was in the public domain prior to the date of this Agreement or subsequently came into the public domain through no fault of such party; or

                  (b) Was lawfully received by the party from a third party free of any obligation of confidence to such third party; or

                  (c) Was already in the possession of the party prior to receipt thereof, directly or indirectly, from the other party; or

                  (d) Is required to be disclosed in a judicial or administrative proceeding after all reasonable legal remedies for maintaining such information in confidence have been exhausted including, but not limited to, giving the other party as much advance notice of the possibility of such disclosure as practical so the other party may attempt to stop such disclosure or obtain a protective order concerning such disclosure; or

                  (f) Is subsequently and independently developed by employees, consultants or agents of the party without reference to the Confidential Information disclosed under this Agreement.

Article 16 FORCE MAJEURE; EXCUSED NON-PERFORMANCE.

         No party shall be liable for any default or delay in the performance of its obligations under this Agreement if and to the extent such default or delay is caused, directly or indirectly, by (i) fire, flood, elements of nature or other acts of God; (ii) any outbreak or escalation of hostilities, war, riots or civil disorders in any country, (iii) any act or omission of the other party or any governmental authority; (iv) any labor disputes (whether or not the employees' demands are reasonable or within the party's power to satisfy); or
(v) nonperformance by a third party or any similar cause beyond the reasonable control of such party, including without limitation, failures or fluctuations in telecommunications or other equipment. In addition, no party shall be liable for any default or delay in the performance of its obligations under this Agreement if and to the extent that such default or delay is caused, directly or indirectly, by the actions or inactions of the other party. In any such event, the non-performing party shall be excused from any further performance and observance of the obligations so affected only for as long as such circumstances prevail and such party continues to use commercially reasonable efforts to recommence performance or observance as soon as practicable.

Article 17 ASSIGNMENT AND SUBCONTRACTING.

         This Agreement, its benefits and obligations shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned or otherwise transferred by either party hereto, without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that Investor Services Group may, in its sole discretion, assign all its right, title and interest in this Agreement to an affiliate, parent or subsidiary, or to the purchaser of substantially all of its business. Investor Services Group may, in its sole discretion, engage subcontractors to perform any of the obligations contained in this Agreement to be performed by Investor Services Group.

Article 18        ARBITRATION.

         18.1 Any claim or controversy arising out of or relating to this Agreement, or breach hereof, shall be settled by arbitration administered by the American Arbitration Association in Boston, Massachusetts in accordance with its applicable rules, except that the Federal Rules of Evidence and the Federal Rules of Civil Procedure with respect to the discovery process shall apply.

         18.2 The parties hereby agree that judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

         18.3 The parties acknowledge and agree that the performance of the obligations under this Agreement necessitates the use of instrumentalities of interstate commerce and, notwithstanding other general choice of law provisions in this Agreement, the parties agree that the Federal Arbitration Act shall govern and control with respect to the provisions of this Article 18.

Article  19       NOTICE.

         Any notice or other instrument authorized or required by this Agreement to be given in writing to the Fund or Investor Services Group, shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.


                  To the Fund:
                  Roulston Research Corp.
                  4000 Chester Ave
                  Cleveland OH 44103

                  Attention: Scott Roulston, President


                  To Investor Services Group:

                  First Data Investor Services Group, Inc.
                  4400 Computer Drive
                  Westboro, Massachusetts  01581
                  Attention:  President

                  with a copy to Investor Services Group's General Counsel

Article 20        GOVERNING LAW/VENUE.

         The laws of the Commonwealth of Massachusetts, excluding the laws on conflicts of laws, shall govern the interpretation, validity, and enforcement of this agreement. All actions arising from or related to this Agreement shall be brought in the state and federal courts sitting in the City of Boston, and Investor Services Group and the Fund hereby submit themselves to the exclusive jurisdiction of those courts.

Article 21 COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original; but such counterparts shall, together, constitute only one instrument.

Article 22 CAPTIONS.

         The captions of this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

Article 23 PUBLICITY.

         Neither Investor Services Group nor the Fund shall release or publish news releases, public announcements, advertising or other publicity relating to this Agreement or to the transactions contemplated by it without the prior review and written approval of the other party; provided, however, that either party may make such disclosures as are required by legal, accounting or regulatory requirements after making reasonable efforts in the circumstances to consult in advance with the other party.

Article 24 RELATIONSHIP OF PARTIES/NON-SOLICITATION.

         24.1 The parties agree that they are independent contractors and not partners or co-venturers and nothing contained herein shall be interpreted or construed otherwise.

         24.2 During the term of this Agreement and for one (1) year afterward, the Fund shall not recruit, solicit, employ or engage, for the Fund or others, Investor Services Group's employees.

Article 25 ENTIRE AGREEMENT; SEVERABILITY.

         25.1 This Agreement, including Schedules, Addenda, and Exhibits hereto, constitutes the entire Agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous proposals, agreements, contracts, representations, and understandings, whether written or oral, between the parties with respect to the subject matter hereof. No change, termination, modification, or waiver of any term or condition of the Agreement shall be valid unless in writing signed by each party. No such writing shall be effective as against Investor Services Group unless said writing is executed by a Senior Vice President, Executive Vice President, or President of Investor Services Group. A party's waiver of a breach of any term or condition in the Agreement shall not be deemed a waiver of any subsequent breach of the same or another term or condition.

         25.2 The parties intend every provision of this Agreement to be severable. If a court of competent jurisdiction determines that any term or provision is illegal or invalid for any reason, the illegality or invalidity shall not affect the validity of the remainder of this Agreement. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties. Without limiting the generality of this paragraph, if a court determines that any remedy stated in this Agreement has failed of its essential purpose, then all other provisions of this Agreement, including the limitations on liability and exclusion of damages, shall remain fully effective.

Article 26 MISCELLANEOUS.

         The Fund and Investor Services Group agree that the obligations of the Fund under the Agreement shall not be binding upon any of the Board Members, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Fund individually, but are binding only upon the assets and property of the Fund, as provided in the Articles of Incorporation. The execution and delivery of this Agreement have been authorized by the Board Members of the Fund, and signed by an authorized officer of the Fund, acting as such, and neither such authorization by such Board Members nor such execution and delivery by such officer shall be deemed to have been made by any of them or any shareholder of the Fund individually or to impose any liability on any of them or any shareholder of the Fund personally, but shall bind only the assets and property of the Fund as provided in the Articles of Incorporation.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.



                                   Fairport Funds


                                   By:
                                      -------------------------------------
                                            Scott Roulston

                                   Title: PRESIDENT



                                   FIRST DATA INVESTOR SERVICES GROUP, INC.


                                   By:
                                      -------------------------------------
                                            Kennth J Kempf

                                   Title:   SENIOR VICE PRESIDENT

                                   SCHEDULE A
                                   ----------


                          FAIRPORT GROWTH & INCOME FUND
                          FAIRPORT MIDWEST GROWTH FUND
                       FAIRPORT GOVERNMENT SECURITIES FUND
                       FAIRPORT INTERNATIONAL EQUITY FUND
                          FAIRPORT EMERGING GROWTH FUND

                                   SCHEDULE B
                                   ----------

                        DUTIES OF INVESTOR SERVICES GROUP



FUND ACCOUNTING AND PORTFOLIO VALUATION SERVICES

                            DAILY ACCOUNTING SERVICES

 1)      CALCULATE NET ASSET VALUE PER SHARE:

         - Update the daily market value of securities held by the Trust using Investor Services Group's standard agents for pricing domestic equity and bond securities.
         - If necessary, enter limited number of manual prices supplied by Trust.
         - Prepare NAV proof sheet. Review components of change in NAV for reasonableness.
         - Review variance reporting on-line and in hard copy for price changes in individual securities using variance levels established by Trust.
         -        Review for ex-dividend items indicated by pricing sources;
                  trace to general ledger for agreement.
         - Communicate required pricing information (NAV) to Trust, Transfer Agent and, electronically, to NASDAQ.

 2) DETERMINE AND REPORT CASH AVAILABILITY TO TRUST BY APPROXIMATELY 9:30 AM EASTERN TIME:
         - Receive daily cash and transaction statements from the Custodian by 8:30 AM Eastern time.
         - Receive daily shareholder activity reports from the Trust's Transfer Agent by 8:30 AM Eastern time.
         - Fax hard copy Cash Availability calculations with all details to Trust.
         -        Supply Trust with 5-day cash projection report.
         - Prepare and complete daily bank cash reconciliations including documentation of any reconciling items and notify the Custodian/Trust.

 3)      RECONCILE AND RECORD ALL DAILY EXPENSE ACCRUALS:
         - Accrue expenses based on Trust supplied budget either as percentage of Trust's net assets or specific dollar amounts.
         - If applicable, monitor expense limitations established by Trust.
         -        If applicable, accrue daily amortization of Organizational
                  Expense.
         -        If applicable, complete daily accrual of 12(b)1 expenses.

 4)      VERIFY AND RECORD ALL DAILY INCOME ACCRUALS FOR DEBT ISSUES:
         - Review and verify all system generated Interest and Amortization reports.
         - Establish unique security codes for bond issues to permit segregated Trial Balance income reporting.


 5) MONITOR DOMESTIC SECURITIES HELD FOR CASH DIVIDENDS, corporate actions and capital changes such as splits, mergers, spinoffs, etc. and process appropriately.

         - Monitor electronically received information from pricing vendors for all domestic securities.
         -        Review current daily security trades for dividend activity.
         - Interface with custodian to monitor timely collection and postings of corporate actions, dividends and interest.

 6)      ENTER ALL SECURITY TRADES based on written instructions from Trust.
         - Review system verification of trade and interest calculations.
         -        Verify settlement through the Custodian statements.
         -        Maintain security ledger transaction reporting.
         -        Maintain tax lot holdings.
         -        Determine realized gains or losses on security trades.
         -        Provide complete broker commission reporting.

 7)      ENTER ALL TRUST SHARE TRANSACTIONS:
         -        Process activity identified on the Transfer Agent reports.

         -        Verify settlement through the Custodian statements.
         - Reconcile to the Investor Services Group Transfer Agent report balances.

 8) PREPARE AND RECONCILE/PROVE ACCURACY OF THE DAILY TRIAL BALANCE (listing all asset, liability, equity, income and expense accounts)
         -         Post manual entries to the general ledger.
         -         Post custodian bank activity.
         -         Post shareholder and security transactions.
         - Post and verify system generated activity, i.e., income and expense accruals.
         - Prepare general ledger net cash proof used in NAV calculation.

 9)      REVIEW AND RECONCILE WITH CUSTODIAN STATEMENTS:
         - Verify all posted interest, dividends, expenses, and shareholder and security payments/receipts, etc. (Discrepancies will be reported to and resolved by the Custodian.)
         -         Post all cash settlement activity to the Trial Balance.
         -         Reconcile to ending cash balance accounts.
         -         Clear subsidiary reports with settled amounts.
         - Track status of past due items and failed trades handled by the Custodian.

10) SUBMISSION OF DAILY ACCOUNTING REPORTS TO ROULSTON: (Additional reports readily available.)

                    -   Trial Balance.
                    - Portfolio Valuation (listing inclusive of holdings, costs, market values, unrealized appreciation/depreciation and percentage of portfolio comprised of each security).
                    -   NAV Calculation Report.
                    -   Cash Availability and 5 day Cash Projection Report.

                           MONTHLY ACCOUNTING SERVICES

 1) FULL FINANCIAL STATEMENT PREPARATION (automated Statements of Assets and Liabilities, of Operations and of Changes in Net Assets) and submission to Trust by 10th business day.

 2)      SUBMISSION OF MONTHLY REPORTS TO TRUST:
         -         Security Purchase/Sales Journal.
         -         Interest and Maturity Report.
         -         Brokers Ledger (Commission Report).
         -         Security Ledger Transaction Report with Realized
                   Gains/Losses.
         -         Security Ledger Tax Lot Holdings Report.
         -         Additional reports available upon request.

 3)      RECONCILE ACCOUNTING ASSET LISTING TO CUSTODIAN ASSET LISTING:
         - Report any security balance discrepancies to the Custodian/Trust.

 4) PROVIDE MONTHLY ANALYSIS AND RECONCILIATION OF ADDITIONAL TRIAL BALANCE ACCOUNTS, such as:
         -         Security cost and realized gains/losses.
         -         Interest/dividend receivable and income.
         -         Payable/receivable for securities purchased and sold.
         -         Payable/receivable for fund shares; issued and redeemed.
         -         Expense payments and accruals analysis.

 5)      IF APPROPRIATE, PREPARE AND SUBMIT TO TRUST:
         - SEC yield reporting (non-money market funds with domestic and ADR securities only).
         -         Income by state reporting.
         -         Standard Industry Code Valuation Report.
         -         Alternative Minimum Tax Income segregation schedule.

                  ANNUAL (AND SEMI-ANNUAL) ACCOUNTING SERVICES

1) Assist and supply auditors with schedules supporting securities and shareholder transactions, income and expense accruals, etc. during the year in accordance with standard audit assistance requirements.

2)       PROVIDE NSAR REPORTING (ACCOUNTING QUESTIONS):

         If applicable, answer the following items:
         2, 12B, 20, 21, 22, 23, 28, 30A, 31, 32, 35, 36, 37, 43, 53, 55, 62,
         63, 64B, 71, 72, 73, 74, 75, 76

         NOTE: Complete NSAR reporting is provided by Investor Services Groups' Administration Group.


FUND ADMINISTRATION SERVICES

I.       REGULATORY COMPLIANCE

         A.       Compliance - Federal Investment Company Act of 1940

                  1.       Review, report and renew

                           a.       investment advisory contracts
                           b.       fidelity bond
                           c.       underwriting contracts
                           d.       distribution (12(b)-1) plans - includes NASD
                                    Rule 26 calculations
                           e        administration contracts
                           f.       accounting contracts
                           g.       custody contracts
                           h.       transfer agent and shareholder services

                  2.       Filings.

                           a.       N-SAR (semi-annual report)
                           b. N-1A (prospectus), post-effective amendments and supplements ("stickers")
                           c.       24f-2 indefinite registration of shares
                           d.       filing fidelity bond under 17g-1
                           e.       filing shareholder reports under 30b2-1

         B.       Performing "Blue Sky" compliance functions, as follows:

                  1. Effecting and maintaining, as the case may be, the registration of Shares of the Fund for sale under the securities laws of the jurisdictions listed in the Written Instructions of the Fund, which instructions will include the amount of Shares to be registered as well as the warning threshold to be maintained. Any Written Instructions not received at least 45 days prior to the date the Fund intends to offer or sell its Shares cannot be guaranteed a timely notification to the states. In addition, Investor Services Group shall not be responsible for providing to any other service provider of the Fund a list of the states in which the Fund may offer and sell its Shares.

                  2. Filing with each appropriate jurisdiction the appropriate materials relating to the Fund. The Fund shall be responsible for providing such materials to Investor Services Group, and Investor Services Group shall make such filings promptly after receiving such materials.

                  3. Providing to the Fund quarterly reports of sales activity in each jurisdiction in accordance with the Written Instructions of the Fund. Sales will be reported by shareholder residence. NSCC trades and order clearance will be reported by the state provided by the dealer at the point of sale. Trades by omnibus accounts will be reported by trustee state of residence in accordance with the Written Instructions of the Fund outlining the entities which are permitted to maintain omnibus positions with the Fund.

                  4. In the event sales of Shares in a particular jurisdiction reach or exceed the warning levels provided in the Written Instructions of the Fund, Investor Services Group will promptly notify the Fund with a recommendation of the amount of Shares to be registered in such jurisdiction and the fee for such registration. Investor Services Group will not register additional Shares in such jurisdiction unless and until Investor Services Group shall have received written instructions from the Fund to do so.

                  5. If Investor Services Group is instructed by the Fund not to register Shares in a particular jurisdiction, Investor Services Group will use its best efforts to cause any sales in such jurisdictions to be blocked, and such sales will not be reported to Investor Services Group as sales of Shares of the Fund.

         C.       Compliance - Other
                  1.       applicable stock exchange rules
                  2.       applicable state tax laws

II.      CORPORATE BUSINESS AND SHAREHOLDER/PUBLIC INFORMATION

         A.       Trustees/Management
                  1.       Preparation of meetings
                           a.       agendas - all necessary items of compliance
                           b.       keep attendance records
                           c.       maintain corporate records/minute book

         B.       Maintain Corporate Calendars and Files
                  1.       General
                  2.       Blue sky

         C.       Release Corporate Information
                  1.      To shareholders
                  2.      To financial and general press
                  3.      To industry publications
                          a.       distributions (dividends and capital gains)
                          b.       tax information
                          c.       changes to prospectus
                          d.       letters from management
                          e.       funds' performance
                  4.      Respond to:
                          a.       financial press
                          b.       miscellaneous shareholders inquiries
                          c.       industry questionnaires

III.  FINANCIAL AND MANAGEMENT REPORTING

      A.       Income and Expenses
               1.      preparation of budgets
               2.      expense figures calculated and accrual levels set
               3.      monitoring of expenses
               4.      approve and authorize payment of expenses
               5.      projection of income
               6.      checking account reconciliation

      B.       Distributions to Shareholders
               1.      Projections of distribution amounts

                                    a.       compliance with income tax
                                             provisions
                                    b.       compliance with excise tax
                                             provisions
                                    c.       compliance with Investment Company
                                             Act of 1940
                  2. Compilation and reclassification of distributions, where applicable, for year end tax reporting to shareholders

         C.       Financial Reporting
                  1. preparation of unaudited and audited reports to shareholders
                  2.       60 day delivery to SEC and shareholders
                  3.       preparation of semi-annual and annual N-SAR's
                  4. liaison between fund management and printers for financial reports

         D.       Subchapter M Compliance
                  1.      Asset diversification test
                  2.      Income qualification test

         E.       Other Financial Analyses
                  1.       Sales information, portfolio turnover (monthly)
                  2. Work closely with independent auditors on return of capital presentation, excise tax calculation
                  3.       Performance (total return) calculation (monthly)
                  4. 1099 Miscellaneous - prepared and filed for Directors/Trustees (annual)
                  5 Analysis of interest derived from various Government obligations (annual) (if interest income was distributed in a calendar year)
                  6.       Review and characterize 1099-Dividend Forms
                  7. Prepare and coordinate with printer and the printing and mailing of 1099-Dividend Insert Cards

         F.       Review and Monitoring Functions

                  1.       Review NAV calculations
                  2. Coordinate and review transfer agent, accounting and custody functions
                  3. Review 12b-1, accruals, expenditures and payment trail commissions where applicable

         G. Preparation and distribution of periodic operation reports to management

         H.       Monitor money market funds under Rule 2a-7


TRANSFER AGENT/SHAREHOLDER SERVICES

THE FOLLOWING IS A LIST OF TRANSFER AGENCY SERVICES TO BE PROVIDED UNDER THIS
AGREEMENT:

- Opening new accounts and entering demographic data into shareholder base.

- Real-time Customer Information File (CIF) to link accounts within a Series and across all Series.

- 100% Quality Control of new accounts opened on a same-day/next day basis.

-        Account Maintenance.

-        Processing all investments including:

         - initial investments

         - subsequent investments through lock box computer interface

         - pre-authorized investments through ACH

         - government allotments through ACH

- Processing tax ID certifications and Non-Resident Alien (NRA) and reporting back-up withholding.

-         Processing legal transfers of accounts.

-         Automated exchange processing.

-         Recording and retaining on tape all shareholder calls.

-         Research and respond to shareholder calls and written inquiries.

-         Processing reinvestment of dividends of one fund into another fund.
          (if applicable)*

- Processing sweep purchases and redemptions for brokerage, bank, or other accounts via tape or transmission.*

- Generating account statements with copies to appropriate interested parties. (Up to four statements.)

-         Combined shareholder statements.*

-         Redemption processing includes:
          - complete and partial redemptions
          - selected group redemptions*
          - check redemption processing (if applicable)

-         Distribution options:
          - federal wires*
          - mailing checks
          - ACH*

-         Certificate issuance and cancellation.

-         Replacement of certificates through surety bonds.*

-         Process dividends.

-         Produce daily and monthly Blue Sky reports.

-         Producing daily and monthly reports of shareholder activity.

- Producing shareholder lists, labels, ad hoc reports to management, etc. *

-         Addressing, mailing, and tabulation of proxy cards, as necessary.*

- Preparation of federal tax information forms to include 1099-DIV's, 1099-B's, 1042's, etc. to shareholders with tape to IRS.

- Microfilming and indexing in PC system of all application, correspondence and other pertinent shareholder documents to provide automated location of these records.

- Microfilming all checks presented for investment and check redemptions.

-         System access by PC dial-up or by dedicated line. (If Applicable)*

-        Retirement Plan processing.* (IRA, SEP, Omnibus Qualified Plans)
         - Systematic tracking of current, prior year and rollover contributions
         -   5498 tax reporting
         -   1099R reporting on distributions
         -   Processing transfer of assets between custodians

         - PC based recalculation of required minimum distributions for IRA SWP's for shareholders over 59 1/2 years of age.

-        INSTITUTIONAL SERVICING -
         Institutional customers are assigned a specific representative within the unit providing daily availability and settlement information, and coordinating sweep activity. In addition, this representative interacts with the Retail Operations area to endure proper handling and coding of accounts.

         CASH MANAGEMENT SERVICES.
         (a) Investor Services Group shall establish demand deposit accounts (DDA's) with a cash management provider to facilitate the receipt of purchase payments and the processing of other Shareholder-related transactions. Investor Services Group shall retain any excess balance credits earned with respect to the amounts in such DDA's ("Balance Credits") after such Balance Credits are first used to offset any banking service fees charged in connection with banking services provided on behalf of the Fund. Balance Credits will be calculated and applied toward the Fund's banking service charges regardless of the withdrawal of DDA balances described in Section (b) below.

         (b) DDA balances which cannot be forwarded on the day of receipt may be withdrawn on a daily basis and invested in U.S. Treasury and Federal Agency obligations, money market mutual funds, repurchase agreements, money market preferred securities (rated A or better), commercial paper (rated A1 or P1), corporate notes/bonds (rated A or better) and/or Eurodollar time deposits (issued by banks rated A or better). Investor Services Group bears the risk of loss on any such investment and shall retain any earnings generated thereby. Other similarly rated investment vehicles may be used, provided however, Investor Services Group shall first notify the Fund of any such change.

         (c) Investor Services Group may facilitate the payment of distributions from the Fund which are made by check ("Distributions") through the "IPS Official Check" program. "IPS Official Check" is a product and service provided by Investor Services Group's affiliate, Integrated Payment Systems ("IPS"). IPS is licensed and regulated as an "issuer of payment instruments". In the event the IPS Official Check program is utilized, funds used to cover such Distributions shall be forwarded to and held by IPS. IPS may invest such funds while awaiting presentment of items for payment. In return the services provided by IPS, IPS imposes a per item charge which is identified in the Schedule of Out-of-Pocket Expenses attached hereto and shall retain, and share with Investor Services Group, the benefit of the revenue generated from its investment practices.


         LOST SHAREHOLDERS. Investor Services Group shall perform such services as are required in order to comply with Rules 17a-24 and 17Ad-17 of the 34 Act (the Lost Shareholder Rules"), including, but not limited to those set forth below. Investor Services Group may, in its sole discretion, use the services of a third party to perform the some or all such services.

         -     documentation of electronic search policies and procedures;
         -     execution of required searches;
         -     creation and mailing of confirmation letters;
         -     taking receipt of returned verification forms;
         - providing confirmed address corrections in batch via electronic media;;
         - tracking results and maintaining data sufficient to comply with the Lost Shareholder Rules; and preparation and submission of data required under the Lost Shareholder Rules.

* Separate fees will apply for these services.


CUSTODY ADMINISTRATION SERVICES

          Assign an experienced Custody Administrator to accept, control and process the Fund's daily portfolio transactions.

- Match and review DTC eligible ID's and trade information with the Fund's instructions for accuracy and coordinating with the Custodian and the Accounting Agent for recording and affirmation processing with the depository.

- Settle all depository eligible issues in a totally automated environment. Transactions requiring physical delivery will be settled through the Custodian's New York office.

- Assist the Fund in placing cash management trades through the Custodian, such as commercial paper, CDs and repurchase agreements.

- Provide the Fund's fund accounting agent and investment Adviser with daily custodian statements reflecting all prior day cash activity on behalf of each portfolio by 8:30 a.m. eastern time. Complete descriptions of any posting, inclusive of Sedol/CUSIP numbers, interest/dividend payment date, capital stock details, expense authorizations, beginning/ending cash balances, etc., will be provided by the Custodian's reports or system.

- Provide monthly activity statements combining both cash changes and security trades, and a full portfolio listing.

- Communicate to the Fund and the Fund's fund accounting agent on any corporate actions, capital changes and interest rate changes supported by appropriate supplemental reports received from the Custodian. Follow-up will be made with the Custodian to ensure all necessary actions and/or paperwork is completed.

- Work with fund accounting and the Custodian Bank on monthly asset reconciliations.

- Coordinate and resolve unsettled dividends, interest, paydowns and capital changes. Assist in resolution of failed transactions and any settlement problems.

- Provide a comprehensive program that audits transactions, monitors and evaluates the Custodian's service and recommends changes that may improve performance.

- Arrange for Securities Lending, Lines of Credit, and/or Letters of Credit through the Custodian.

-             Monitor Fund cash positions.

-             Provide Automated Mortgage-Backed processing through the
          Custodian.

- Provide the Fund's auditors with trade documentation to help expedite the fund's audit.

- Investor Services Group shall be entitled to retain any excess balance credits or fee reductions or other concessions or benefits earned or generated by or associated with the Fund's custodial accounts or made available by the institution at which such accounts are maintained after such benefits are first applied towards banking service fees charged to the Trust by such institution.

                                   SCHEDULE C


                                  FEE SCHEDULE

I.. Fees related to Portfolio Valuation and Mutual Fund Accounting, Administration and Custody Administration

   A. ANNUAL FEE SCHEDULE

         .0020             On Average Daily Net Assets of $ 0 to $150 million
         .0015             On Average Daily Net Assets of $150 to $300 million
         .0010             On Average Daily Net Assets of $300 to $500 million
         .0005             On Average Daily Net Assets over $500 million

         1. The above fee is subject to a monthly minimum of $17,000 for the portfolios listed in Schedule A as Existing. Any International portfolios will increase this minimum by $5,000 per month. Any other Portfolios will increase this fee by $4,000 per month

         2. Fees are based on COMBINED FUNDS' AVERAGE DAILY NET ASSETS.

   B.    PRICING SERVICES QUOTATION FEE
         Specific costs will be identified based upon options selected by the Trust and will be billed monthly.

         Investor Services Group does not currently pass along the charges for the U.S. equity prices supplied by Muller Data. Should the Fund invest in security types other than domestic equities supplied by Muller, the following fees would apply.

                                                                 ----------------- ---------------- ----------------
                                                                   MULLER DATA       INTERACTIVE      J.J. KENNY
               SECURITY TYPES                                         CORP.*         DATA CORP.*      CO., INC.*
               ------------------------------------------------- ----------------- ---------------- ----------------
               Government Bonds                                  $      .50        $      .50       $   .25 (a)
               ------------------------------------------------- ----------------- ---------------- ----------------
               Mortgage-Backed (evaluated, seasoned, closing)           .50               .50           .25 (a)
               ------------------------------------------------- ----------------- ---------------- ----------------
               Corporate Bonds (short and long term)                    .50               .50           .25 (a)
               ------------------------------------------------- ----------------- ---------------- ----------------
               U.S. Municipal Bonds (short and long term)               .55               .80           .50 (b)
               ------------------------------------------------- ----------------- ---------------- ----------------
               CMO's/ARM's/ABS                                         1.00               .80          1.00 (a)
               ------------------------------------------------- ----------------- ---------------- ----------------
               Convertible Bonds                                        .50               .50          1.00 (a)
               ------------------------------------------------- ----------------- ---------------- ----------------
               High Yield Bonds                                         .50               .50          1.00 (a)
               ------------------------------------------------- ----------------- ---------------- ----------------
               Mortgage-Backed Factors (per Issue per Month)           1.00               n/a             n/a
               ------------------------------------------------- ----------------- ---------------- ----------------

                                                                 ----------------- ---------------- ----------------
                                                                   MULLER DATA       INTERACTIVE      J.J. KENNY
               SECURITY TYPES                                         CORP.*         DATA CORP.*      CO., INC.*
               ------------------------------------------------- ----------------- ---------------- ----------------
               U.S. Equities                                           (D)                .15             n/a
               ------------------------------------------------- ----------------- ---------------- ----------------
               U.S. Options                                             n/a               .15             n/a
               ------------------------------------------------- ----------------- ---------------- ----------------
               Domestic Dividends & Capital Changes
               (per Issue per Month)                                    (d)              3.50             n/a
               ------------------------------------------------- ----------------- ---------------- ----------------
               Foreign Securities                                       .50               .50             n/a
               ------------------------------------------------- ----------------- ---------------- ----------------
               Foreign Securities Dividends & Capital Changes
               (per Issue per Month)                                   2.00              4.00             n/a
               ------------------------------------------------- ----------------- ---------------- ----------------
               Set-up Fees (one-time)                                   n/a             n/a (e)         .25 (c)
               ------------------------------------------------- ----------------- ---------------- ----------------
               All Added Items                                          n/a               n/a           .25 (c)
               ------------------------------------------------- ----------------- ---------------- ----------------


         * Based on current Vendor costs, subject to change. Costs are quoted based on individual security CUSIP/identifiers and are per issue per day EXCEPT AS NOTED.
                (a)   $35.00 per day minimum
                (b)   $25.00 per day minimum
                (c)   $ 1.00, if no CUSIP
                (d)   At no additional cost to Investor Services Group clients
                (e) Interactive Data also charges monthly transmission costs and disk storage charges.

           1)   Futures and Currency Forward Contracts   $2.00 per Issue per Day

           2) Dow Jones Markets (formerly Telerate Systems, Inc.)* (if applicable)
                      *Based on current vendor costs, subject to change.

                Specific costs will be identified based upon options selected by the Trust and will be billed monthly.

           3)   Reuters, Inc.*
                      *Based on current vendor costs, subject to change.

                Investor Services Group does not currently pass along the charges for the domestic security prices supplied by Reuters, Inc.

           4)   Municipal Market Data* (if applicable)
                      *Based on current vendor costs, subject to change.

                Specific costs will be identified based upon options selected by the Trust and will be billed monthly.

     E.    SEC YIELD CALCULATION - For Domestic Funds Only: (if applicable)

           Provide up to 12 reports per year to reflect the yield calculations for non-money market Funds required by the SEC, $1,000 per year per Fund. For multiple class Funds, $1,000 per year per class. Daily SEC yield reporting is available at $3,000 per year per Fund (US dollar denominated securities only).

II.  Fees related to Shareholder Servicing

     A.    TRANSFER AGENT AND SHAREHOLDER SERVICES:
           $15.00 per account per year per portfolio

           Minimum monthly fee - $2,000 per portfolio
           Each additional class minimum monthly fee is $1,500.

     B.     RETIREMENT PLANS:
           $12.00 per account per year annual maintenance fee

III. Fees related to Custody Administration

     A.United Missouri Bank
         CUSTODY DOMESTIC SECURITIES TRANSACTIONS CHARGE

                  Book Entry DTC, Federal Book Entry              $12.00
                  NOW Accounts                                    $2.50
                  Physical/Options/Physical GNMA's/RICs           $24.50
                  Mortgage Backed Securities -
                  Principal Pay Down Per Pool                     $10.00

     B.    The Bank of New York

     Custody Domestic Securities Transactions Charge: (billed monthly)

           Book Entry DTC, Federal Book Entry, PTC                 $12.00
           Options/Futures                                         $20.00
           Physical Securities                                     $20.00
           P & I Paydowns                                          $ 5.50
           Wires                                                   $ 7.00
           Check Request                                           $ 6.00

           A transaction includes buys, sells, maturities or free security movements.

           CEDEL/EUROCLEAR
           4 BPS safekeeping charge, $25 transaction charge.
           Fee expressed in basis points per annum based upon month end market value.

CUSTODY OF FOREIGN SECURITIES PER GLOBAL PORTFOLIO
           (Bank of New York Custody Schedule)

               =========================================================================================
                                         COUNTRIES     *SAFEKEEPING CHARGES        TRANSACTION FEE
                                                          (BASIS POINTS)                (USD)
                                                     ---------------------------------------------------
               Argentina                                        22                        75
               ------------------------------------------------------------------------------------------
               Australia                                        5                         65
               ------------------------------------------------------------------------------------------
               Austria                                          6                         90
               ------------------------------------------------------------------------------------------
               Bangladesh                                       49                       180
               ------------------------------------------------------------------------------------------
               Belgium (reg bds)                               3.5                        80
               ------------------------------------------------------------------------------------------
               Belgium (equities and Cpn bds)                   6                         80
               ------------------------------------------------------------------------------------------
               Brazil                                           34                        40
               ------------------------------------------------------------------------------------------
               Canada                                           3                         20
               ------------------------------------------------------------------------------------------
               Chile                                            34                        65
               ------------------------------------------------------------------------------------------
               China                                            24                        20
               ------------------------------------------------------------------------------------------
               Colombia                                         54                       165
               ------------------------------------------------------------------------------------------
               Czech Republic                                   27                        65
               ------------------------------------------------------------------------------------------
               Denmark                                          4                        110
               ------------------------------------------------------------------------------------------
               Euromarket (Cedel/Euroclear)                     4                         20
               ------------------------------------------------------------------------------------------
               Finland                                          16                        75
               ------------------------------------------------------------------------------------------
               France                                           5                         75
               ------------------------------------------------------------------------------------------
               Germany                                          3                         40
               ------------------------------------------------------------------------------------------
               Greece                                           34                       150
               ------------------------------------------------------------------------------------------
               Hong Kong                                        10                        70
               ------------------------------------------------------------------------------------------
               Hungary                                          69                       205
               ------------------------------------------------------------------------------------------
               India                                            54                      180**
               ------------------------------------------------------------------------------------------
               Indonesia                                        15                       105
               ------------------------------------------------------------------------------------------
               Ireland                                         4.5                        55
               ------------------------------------------------------------------------------------------
               Israel                                           79                        60
               ------------------------------------------------------------------------------------------
               Italy                                            5                         95
               ------------------------------------------------------------------------------------------
               Japan (bonds)                                    5                         15

               =========================================================================================
                                         COUNTRIES     *SAFEKEEPING CHARGES        TRANSACTION FEE
                                                          (BASIS POINTS)                (USD)
                                                     ---------------------------------------------------
               ------------------------------------------------------------------------------------------
               Japan (equities)                                 4                         15
               ------------------------------------------------------------------------------------------
               Luxembourg                                      9.50                       85
               ------------------------------------------------------------------------------------------
               Malaysia                                         11                        95
               ------------------------------------------------------------------------------------------
               Mexico                                           15                        30
               ------------------------------------------------------------------------------------------
               Morocco                                          39                       115
               ------------------------------------------------------------------------------------------
               Netherlands                                      8                         17
               ------------------------------------------------------------------------------------------
               New Zealand                                     4.5                        90
               ------------------------------------------------------------------------------------------
               Norway                                           4                         90
               ------------------------------------------------------------------------------------------
               Pakistan                                         44                       170
               ------------------------------------------------------------------------------------------
               Peru                                             79                       195
               ------------------------------------------------------------------------------------------
               Philippines                                      15                       145
               ------------------------------------------------------------------------------------------
               Poland                                           59                       155
               ------------------------------------------------------------------------------------------
               Portugal                                         34                       145
               ------------------------------------------------------------------------------------------
               Russia                                           31                       170
               ------------------------------------------------------------------------------------------
               Singapore                                        7                         45
               ------------------------------------------------------------------------------------------
               South Africa                                     3                         40
               ------------------------------------------------------------------------------------------
               South Korea                                      16                        30
               ------------------------------------------------------------------------------------------
               Spain                                            6                         55
               ------------------------------------------------------------------------------------------
               Sri Lanka                                        21                        75
               ------------------------------------------------------------------------------------------
               Sweden                                           4                         65
               ------------------------------------------------------------------------------------------
               Switzerland                                      4                        105
               ------------------------------------------------------------------------------------------
               Taiwan                                           20                       105
               ------------------------------------------------------------------------------------------
               Thailand                                         6                         50
               ------------------------------------------------------------------------------------------
               Turkey                                           34                       105
               ------------------------------------------------------------------------------------------
               United Kingdom                                   4                         40
               ------------------------------------------------------------------------------------------
               United Kingdom (gilts)                           4                         55


               =========================================================================================
                                         COUNTRIES     *SAFEKEEPING CHARGES        TRANSACTION FEE
                                                          (BASIS POINTS)                (USD)
                                                     ---------------------------------------------------
               ------------------------------------------------------------------------------------------
               Uruguay (Equities)                               64                        90
               ------------------------------------------------------------------------------------------
               Uruguay (bonds)                                  44                        90
               ------------------------------------------------------------------------------------------
               Venezuela                                        54                       180
               ------------------------------------------------------------------------------------------

           CHART NOTES:

           * Fee expressed in basis points per annum is calculated based upon month-end market value.

           **     Transaction charge is per 10,000 shares or part thereof.

           A transaction includes buys, sells, maturities or Free Security movements.

           GLOBAL NETWORK USAGE FEE:
           $350 per portfolio per month.

           If trades in foreign assets denominated in foreign currencies held in the local country, the above fee will apply. The $350 fee is waived on Euroclear/Cedel transactions.

           Minimum charges imposed by Agent Banks/Local Administrators Chile - USD 5,000 per annum.
           Columbia - USD 600 per month.
           Peru - USD 6,000 per annum per account.
           Brazil - USD 15 basis points for annual administrative charge. Taiwan - USD 3,000 account opening charge.

     C.    When Issued, Securities Lending, Index Futures, etc:

     Should any investment vehicle require a separate segregated custody account, a fee of $250 per account per month will apply.

     D.    Custody Miscellaneous Fees

     Administrative fees incurred in certain local markets will be passed onto the customer with a detailed description of the fees. Fees include income collection, corporate action handling, overdraft charges, funds transfer, special local taxes, stamp duties, registration fees, messenger and courier services and other out-of-pocket expenses.

IV       Lost Shareholder Search/Reporting:          $2.75 per account search*

          * The per account search fee shall be waived until June 2000 so long as the Fund retains Keane Tracers, Inc. ("KTI") to provide the Fund with KTI's "In-Depth Research Program" services.


V        Print Mail
         a)        Standard Pricing:

         IMPLEMENTATION FEE         $5,000 (waived for conversion)

         TESTING APPLICATION OR DATA REQUIREMENTS:   $3.00/fax

         WORK ORDER:         $15.00 per workorder

         DAILY WORK (CONFIRMS):
                  Hand: $71/K with $20.00 minimum (includes BRE or CRE) $0.07/each additional insert

                  Machine: $42/K with $15.00 minimum (includes BRE or CRE) $0.01/each additional insert

         DAILY CHECKS*:
                  Hand: $91/K with $30.00 minimum daily (includes 1 insert) $0.08/each additional insert

                  Machine: $52/K with $20.00 minimum (includes 1 insert) $0.01/each additional insert

                  *  There is a $3.00 charge for each 3606 Form sent.

         STATEMENTS:
                  Hand: $78/K with $20.00 minimum (includes BRE or CRE) $0.08/each additional insert
                             $125/K for intelligent inserting

                  Machine: $52/K with $20.00 minimum (includes BRE or CRE) $0.01 each additional insert
                             $58/K for intelligent inserting

         PERIODIC CHECKS:
                  Hand: $91/K with $30.00 minimum (includes 1 insert) $0.08/each additional insert

                  Machine: $52/K with $30.00 minimum (includes 1 insert) $0.01/each additional insert

         12B1/DEALER COMMISSION CHECKS/STATEMENTS:   $0.78/each envelope with
                                                       $30.00 minimum

         SPAC REPORTS/GROUP STATEMENTS:              $78/K with $20.00 minimum

         LISTBILLS:        $0.78 per envelope with $20.00 minimum

         PRINTING CHARGES:  (price ranges dependent on volumes)
                            $0.08/per confirm/statement/page
                            $0.10/per check

         FOLDING (MACHINE):         $18/K

         FOLDING (HAND):            $.12 each

         PRESORT CHARGE:            postage rate
                                    $0.035 per piece

         FAST FORWARD:              $0.15 per piece

         COURIER CHARGE:    $15.00 for each on call courier trip/or
                            actual cost for on demand


         OVERNIGHT CHARGE:  $3.50 per package service charge plus Federal
                            Express/Airborne charge

         INVENTORY STORAGE: $20.00 for each inventory location as of the 15th of the month

         INVENTORY RECEIPT: $20.00 for each SKU / Shipment

         HOURLY WORK; SPECIAL PROJECTS, OPENING ENVELOPES, ETC...:
                             $24.00 per hour

         SPECIAL PULLS:    $2.50 per account pull

         BOXES/ENVELOPES:  Shipping boxes            $0.85 each
                           Oversized Envelopes       $0.45 each

         FORMS DEVELOPMENT/PROGRAMMING FEE: $100/hr

         SYSTEMS TESTING:           $85/hr

         CUTTING CHARGES:  $10.00/K

         (b)      Special Mailings:
                  Special mailing pricing is based on appropriate notification (standard of 30 day notification) and scheduling for special mailings. Scheduling requirements include having collateral arrive at agreed upon times in advance of deadlines. Mailings which arise with shorter time frames and turns will be billed at a premium based on turn around requirements.

         WORK ORDER:       $30.00 per Workorder

         DAILY WORK (CONFIRMS):
                  Hand: $135.00 to create an admark tape $10.00/K to zip + 4 data enhance/$125.00 minimum
                                    $80.00/hr for any data manipulation
                                    $10.00/K combo charge

         ADMARK & MACHINE INSERT
                  #10, #11, 6x9:    $62/K to admark envelope and machine insert
                                      1 piece/$125.00 min
                                    $2.50/K for each additional insert
                                    $38/K to admark only with $75.00 minimum
                                    $25.00/K hand sort
                  9x12:             $135/K to admark envelope and machine
                                      insert 1 piece/$125.00 min
                                    $5.00/K for each additional insert
                                    $38/K to admark only/$75.00 minimum
                                    $0.08 for each hand insert

         ADMARK & HAND INSERT:
                  #10, #11, 6x9:    $0.08 for each hand insert
                                    $25.00/K hand sort
                  9x12              $0.09 for each hand insert
                                    $35.00/K hand sort

         PRESSURE/SENSITIVE LABELS:
                  $0.32 each to create, affix and hand insert 1 piece/$75.00 minimum
                  $0.08 for each hand insert
                  $0.10 to affix labels only
                  $0.10 to create labels only

         LEGAL DROP:           $150.00 / compliant legal drop per job and
                                 processing fees

         CREATE MAILING LIST:  $0.40 per entry with $75.00 minimum

         PRESORT FEE:          $0.035 per piece

VI Investor Services Group shall be entitled to the following fee for the performance of any Special Legal Services as described in Schedule B in accordance with the Written Instructions of the Fund: $185 per hour subject to certain project caps as may be agreed to by Investor Services Group and the Fund. Services and charges may vary based on volume.

VII Miscellaneous Charges. The Fund shall be charged for the following products and services as applicable:

      1.       Ad hoc reports
      2.       Ad hoc SQL time
      3.       COLD Storage
      4.       Digital Recording
      5.       Banking Services, including incoming and outgoing wire charges
      6.       Microfiche/microfilm production
      7.       Magnetic media tapes and freight
      8.       Manual Pricing
      9.       Materials for Rule 15c-3 Presentations
      10. Pre-Printed Stock, including business forms, certificates, envelopes, checks and stationary

VII Fee Adjustments. After the one year anniversary of the effective date of this Agreement, Investor Services Group may adjust the fees described in the above sections once per calendar year, upon thirty (30) days prior written notice in an amount not to exceed the cumulative percentage increase in the Consumer Price Index for All Urban Consumers (CPI-U) U.S. City Average, All items (unadjusted) - (1982-84=100), published by the U.S. Department of Labor since the last such adjustment in the Client's monthly fees (or the Effective Date absent a prior such adjustment).

IX. Programming Costs. The following programming rates are subject to an annual 5% increase after the one year anniversary of the effective date of this Agreement.


    (a)  Dedicated Team:    Programmer:            $100,000 per annum
                            BSA:                   $ 85,000 per annum
                            Tester:                $ 65,000 per annum
    (b)  System Enhancements (Non Dedicated Team): $150.00 per/hr per programmer

                                   SCHEDULE D

                             OUT-OF-POCKET EXPENSES

The Fund shall reimburse Investor Services Group monthly for applicable out-of-pocket expenses, including, but not limited to the following items:

                           1.       Postage - direct pass through to the Fund
                           2. Telephone and telecommunication costs, including all lease, maintenance and line costs
                           3.       Proxy solicitations, mailings and
                                    tabulations
                           4. Shipping, Certified and Overnight mail and insurance
                           5. Terminals, communication lines, printers and other equipment and any expenses incurred in connection with such terminals and lines
                           6.       Duplicating services
                           7.       Distribution and Redemption Check Issuance
                           8.       Courier services
                           9.       Federal Reserve charges for check clearance
                           10.      Overtime, as approved by the Fund
                           11.      Temporary staff, as approved by the Fund
                           12. Travel and entertainment, as approved by the Fund
                           13. Record retention, retrieval and destruction costs, including, but not limited to exit fees charged by third party record keeping vendors
                           14.      Third party audit reviews
                           15.      Insurance
                           16. Pricing services (or services used to determine Fund NAV)
                           17. Vendor set-up charges for Blue Sky and other services
                           18.      Blue Sky filing or registration fees
                           19.      EDGAR filing fees
                           20.      Vendor pricing comparison
                           21. Such other expenses as are agreed to by Investor Services Group and the Fund

         The Fund agrees that postage and mailing expenses will be paid on the day of or prior to mailing as agreed with Investor Services Group. In addition, the Fund will promptly reimburse Investor Services Group for any other unscheduled expenses incurred by Investor Services Group whenever the Fund and Investor Services Group mutually agree that such expenses are not otherwise properly borne by Investor Services Group as part of its duties and obligations under the Agreement.

                                   SCHEDULE E

                                 FUND DOCUMENTS

         1. Certified copy of the Articles of Incorporation of the Fund, as amended

         2.       Certified copy of the By-laws of the Fund, as amended

         3. Copy of the resolution of the Board of Directors authorizing the execution and delivery of this Agreement

         4. Copies of all agreements between the Fund and its service providers

         5. Specimens of the certificates for Shares of the Fund, if applicable, in the form approved by the Board of Directors of the Fund, with a certificate of the Secretary of the Fund as to such approval

         6. All account application forms and other documents relating to Shareholder accounts or to any plan, program or service offered by the Fund

         7. Certified list of Shareholders of the Fund with the name, address and taxpayer identification number of each Shareholder, and the number of Shares of the Fund held by each, certificate numbers and denominations (if any certificates have been issued), lists of any accounts against which stop transfer orders have been placed, together with the reasons therefore, and the number of Shares redeemed by the Fund

         8. All notices issued by the Fund with respect to the Shares in accordance with and pursuant to the Articles of Incorporation or By-laws of the Fund or as required by law and shall perform such other specific duties as are set forth in the Articles of Incorporation including the giving of notice of any special or annual meetings of shareholders and any other notices required thereby

         9. A listing of all jurisdictions in which each Portfolio is registered and lawfully available for sale as of the date of this Agreement and all information relative to the monitoring of sales and registrations of Fund shares in such jurisdictions

         10. Each Fund's most recent post-effective amendment to its Registration Statement

         11. Each Fund's most recent prospectus and statement of additional information, if applicable, and all amendments and supplements thereto